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                                                                  Exhibit 10.26


           COMPENSATION OF NAMED EXECUTIVE OFFICERS OF NITROMED, INC.

         As of March 10, 2005, the following sets forth the compensation of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of NitroMed, Inc.:

                                                           CURRENT ANNUAL                            OTHER
EXECUTIVE OFFICER                                              SALARY            2004 BONUS      COMPENSATION(1)

Michael D. Loberg, Ph.D.
         President and Chief Executive Officer                $332,470            $116,365             $1,032

Manuel Worcel, M.D.
         Chief Medical Officer                                $268,830            $104,844             $3,048

L. Gordon Letts, Ph.D.
         Chief Scientific Officer and Senior Vice
         President, Research and Development                  $248,636             $62,159             $1,025

Lawrence E. Bloch, M.D., J.D.
         Chief Financial Officer and Chief Business
         Officer                                              $265,000            $22,083               $72

James G. Ham, III
         Vice President of Finance                            $180,000            $12,000               $224

Mark H. Pavao
         Senior Vice President of Sales and Marketing         $250,000            $31,250               $120

(1) Amounts represent the payments of premiums on group term life insurance.


In addition, each of NitroMed, Inc.'s named executive officers is eligible to participate in NitroMed's 2003 Amended and Restated Stock Incentive Plan and any successor plan.